Form C

Cover Page

Name of issuer:

Intentional Offerings, Inc. DBA Bolder Band

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 6/18/2008

Physical address of issuer:

441 Fourmile Lane
Canon City CO 81212

Website of issuer:

https://www.bbolder.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

6/2/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$249,924.00	$188,771.00
Cash & Cash Equivalents:	$124,025.00	$175,503.00
Accounts Receivable:	$15,052.00	$900.00
Short-term Debt:	$124,512.00	$228,086.00
Long-term Debt:	$17,724.00	$17,724.00
Revenues/Sales:	$2,451,589.00	$3,336,843.00
Cost of Goods Sold:	$797,959.00	$1,531,955.00
Taxes Paid:	$4,829.00	$394.00
Net Income:	$7,356.00	$601.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Intentional Offerings, Inc. DBA Bolder Band

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Amy Crouse	President	Bolder Band	2013
Justin Crouse	Vice President	Bolder Band	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Amy Crouse	President	2013
Amy Crouse	Secretary	2013
Justin Crouse	Vice President	2013
Justin Crouse	Treasurer	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Amy and Justin Crouse	51,000 shares common (held jointly)	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company's operations may be unprofitable, and may result in the total loss of investment.

While the Company believes in good faith that its business plans have a reasonable chance of success, the operations of the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment.

The apparel industry is highly competitive.

The apparel industry is highly competitive with a large and ever-increasing number of products competing for a limited market. While the Company believes in good faith that its products have been, are, and will continue to be in demand, existing or future competitors could possibly produce and market products comparable or superior to those of the Company, or be more effective at manufacturing, marketing, sales, service or implementation. Any ecommerce and manufacturing entity may have technology and/or supply chain issues such as website downtime, website cart functionality, manufacturing delays, labor issues or a port strike. Such a scenario may have a material adverse effect on the Company's business, results of operations, and ability to manufacture and market products, and thus upon the Company's financial condition.

The success of the Company is highly dependent upon the ability of its President and management team, to attract and retain qualified managers and other personnel in a competitive environment.

Growth of the Company will require the recruitment, retention, and integration of additional highly qualified individuals. Even if such personnel can be hired, the projected growth in staff could present further management risks. The market for qualified personnel is highly competitive and there can be no assurances that any critical positions can be filled on a timely basis.

The Company's revenue model may be impaired or change.

The Company's success depends mainly on its ability to receive revenue as earnings from the Company's sale of products that meet the needs of its target consumer. The Company may not receive revenue if it is not able to successfully generate sales. Also, the Company may generate earnings but retain some or all of the earnings for growth and development of its business and, accordingly, not generate a profit. If the Company does not generate revenue or profit, its business, financial condition, and operating results will be materially adversely affected.

The Company intends to use a significant portion of the proceeds from the Offering for unspecified working capital.

The Offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for it (focused on sales and marketing, product development and acquisitions) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that Investors could evaluate. Such portion of the proceeds from this Offering will be used for the purposes that the Company's management deems to be in its best interests in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgment with respect to application and allocation of such portion of the proceeds of this Offering. The Company may choose to use the proceeds in a manner that Investors do not agree with, and Investors may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and thus cause the Company, and ultimately an Investor to lose all or a portion of his or her investment.

The Company has a small team, and the loss of key team members, and especially the loss or death of the founder Amy Crouse, could harm the Company's ability to implement their plans.

The Company could be harmed in the event of the death or disability of founder Amy Crouse. Likewise, key team members could leave or become unable to serve, decreasing the Company's ability to achieve its goals. The Company also leverages the global talent pool and political risks, natural disasters, communication outages and other factors can make team members unavailable or otherwise impact our ability to keep operating at current efficiency. The Company may need more money. The Company might not be successful in investing in products that generate revenue and profits, in which case the Company might need to reduce sales & marketing, development, or other expenses. Were revenue to decrease, further cuts would be needed, and hurt the Company's ability to meet its goals. Even if the Company raises this entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because of the terms of future investment rounds. The Company may not become profitable, nor be sold for amounts able to recoup this investment. The market for consumer products companies is not predictable. While we may be able to sell the company for its brand value, customer list, vendor relationships, team, or other factors, there's no guarantee that it can be sold, nor that it will become profitable. Even if those do occur, there's no guarantee that investor returns will be positive.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$200,000**
Use of Proceeds:	Launch a private label, custom line of lip gloss (we've been in development for 8 mo's. + with a US based lab) and continue to grow our current lines of products.
If we raise:	**$300,000**
Use of Proceeds:	Add a virtual content marketing team to add value to our tribe
If we raise:	**$600,000**
Use of Proceeds:	Pursue acquisition targets and/or private label products to expand our apparel offerings
If we raise:	**$800,000**
Use of Proceeds:	Develop additional consumable products and take to market
If we raise:	**$1,000,000**
Use of Proceeds:	Develop a recurring membership model based upon our best selling apparel and consumable products

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for

transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 5% of its net revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor annually, starting one year after the Date of Loan (the effective date of the loan). The company will continue payments until investors have received 1.5x their principle investment (the repayment amount).

Investors that invest as part of the first $200,000 will receive 1.75x of their principle investment instead of the 1.5x, for the portion of their investment that is part of the first $200,000.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	100,000	51,000	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal shareholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal shareholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal shareholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal shareholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal shareholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholder(s) have the right to redeem their securities at any time. The principal shareholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal shareholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will not have a position in the Company and will have no voting rights in the Company, nor a secured interest in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the board of directors of the Company to manage the Company so as to maximize value for shareholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the board of directors of the Company. If the board of directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and board of directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

There is a $250K revolving Line of Credit with Bank of the San Juans that we use for short term raw material purchase and working capital financing.

Interest on loans made under our interim finance line of credit accrue at 4.25% and is payable monthly in arrears. The interim finance line of credit terminates on 11-23-2025. As of 12-31-2015, we had $149,878 outstanding under our revolving line of credit. As of 11-29-16 the outstanding balance on this line of credit was $216,372.66. Again, this is a revolving line of credit that hasn't been paid down post-holiday sales.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

We are a brand that serves active women by designing, manufacturing and/or sourcing products that make their lives better. We distribute both direct to consumer and through our wholesale channel partners primarily in the U.S. and Canada.

Our direct to consumer revenue has attributed 90% and wholesale 10% of the overall revenue, as of Dec 31, 2015.

With our quick turnaround and short-run manufacturing capabilities, because of our US based supply chain, we can bring new designs to market very quickly which helps us stay fresh in the mind of our consumer. We also have in-house photography, videography, graphic design and web design, so we can get our new products to market very quickly, which gives us a competitive advantage over both the large competitors in our space and the small competitors.

For the last year we have made a concerted effort to grow the wholesale channel of our business, and although we have good clients that reorder regularly, we believe that the trend, for us, is to re-focus on our direct to consumer channel. As a small "Made in the USA" brand, we think the direct model will be much more profitable and a better experience for the end user.

We originally founded our business in September, 2013. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

Milestones:

- September 2013 - Launched our official site www.bbolder.com after selling Bolder Bands locally to my friends at the gym and at coffee shops.

- January 2014 - Opened our first wholesale account in January of 2014 with a boutique in our hometown, Canon City.

- March 2014 - We reached 100,000 fans on Facebook.

- August 2014 - We won the Shopify 'Build A Business' contest our first summer. We were the highest grossing first year store on the Shopify platform in the fashion and apparel category.

- August 2014 - Our first ever company retreat was to Steamboat Springs, CO

- September 2014 - We celebrated our first birthday with the sale of a limited edition band and great deal for our customers.

- February 2015 - The next product for our Cold Weather Collection was our Bolder Beanies which have sold very well. We announced our sponsorship of the famous Colorado 10K and became the official headband of BolderBOULDER®.

- May 2015 - We launched Thinner Bands in the Spring of our Second year. We hit 500,000 Fans on Facebook.

- September 2015 - We celebrated our second birthday with another limited edition, exclusive band available only during our birthday month.

- October 2015 - We expanded our product line and launched Colder Bands. We launched our exclusive our Italian Lace and the next product of our Cold Weather Collection was our Bigger Band.

- February 2016 - We designed and printed our own tanks with fun and inspirational sayings in the winter of 2016.

- August 2016 - We launched our custom design wristlets.
- September 2016 - We celebrated our third year in business!
- October 2016 - We listened to our audience and we launched the Tie Behind Bands, a big hit with young athletes! We also updated and improved the look and function of our Bolder Beanies and Bigger Bands.

Revenue and Profit

As we have grown our relationship with over 145,000 customers over the last 3 years, we have been able to decrease our overhead, COGS, streamline our systems and identify our strengths. Our revenue growth has been trending down, as we are moving to maximize profitability and we've decreased our ad spend. We have reinvested all profits back into our business and thus operated at near break-even both years. We have been working with a US based manufacturing partner for over 8 months to bring a highly profitable, consumable product to market, that we believe will sell well.

Our total net sales was $2.4 million during the year ended 12-31-2015, down from $3.3 million during the previous year. Projected 2016 revenues are $1,050,000. This is due primarily to a decrease in our ad spend and thus traffic from $900,000 in 2015 to a projected $350,000 in 2016.

Our net income was $16,322 during the year ended 12-31-2015, an increase of $12,459 from $3,863 during the prior year. It is projected that we will have a loss in 2016.

The trend is a refocusing on our direct to consumer channel and expansion into products that support our customers. With a special focus on consumable products that can provide more reliable repeat purchases.

Although our revenue has not continued to grow like it did in our first year of business, we expect revenue to pick up again in the coming years, due to new products that are in the pipeline and the acquisition of complementary businesses and/or joint ventures with strategic businesses. Although there is no guarantee that our predictions are correct, we generally expect to see new trends in our revenue and cash flows in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

A move away from "made in the USA"

If active women were to stop wearing active wear

If active women were to stop using products that make them look more "put together"

A supply chain interruption

A major economic collapse (similar to 2007-2008)

Liquidity.

Our cash and cash equivalents at 12-31-15 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our cash and cash equivalents are held primarily in demand deposit accounts and savings account that are currently providing only a minimal return.

We anticipate using our available cash for operations within the next 60 days. We base this estimate on our historical overhead and marketing expenses and raw material purchases.

We expect that the proceeds of this offering will improve our liquidity, provide additional working capital for our company and provide the capital to pursue lip gloss and acquisitions. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing additional product lines, and building out our content marketing team, both of which will increase overall revenues by allowing us to go after a whole new segment of the market and will increase repurchases because of the consumable nature of the new products.

Our cash held as of 12-31-2015 was 27% less than cash held as of the same date in the prior year. This decrease resulted primarily from an increase in accounts receivables for a large wholesale account that we launched and had yet to pay (nearly $100,000).

Capital Resources.

We have financed our operations through internally generated positive cash flow, and borrowings on a line of credit.

Interim finance line of credit. We have a $250K revolving line of credit agreement with Bank of the San Juans, which we refer to as our interim finance line of credit. We use this line to finance raw material purchases and working capital. Interest on loans made under our interim finance line of credit accrue at 4.25% and is payable monthly in arrears. The interim finance line of credit terminates on 11-23-2025. As of 12-31-2015, we had $149878 outstanding under our revolving line of credit.

The revolving line of credit contains customary events of default and affirmative covenants. We were in compliance with such covenants as of 12-31-15.

Historical Results of Operations. Our net revenue increased by $3.2 million or 3566%, from the prior year to $3.3 million in the year ended 12-31-2014. This increase was primarily driven by developing our product supply chain and an aggressive go-to-market strategy.

We have seen an overall increase in the cost in acquiring a new customer over the last 2 years, so it is important for us to continue to develop and/or license or purchase products that provide solutions to our core customer base as well as are consumable in nature. If we are successful in that, we believe that we can acquire new customers and focus on increasing the Lifetime Value of those customers.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.bbolder.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- 1.5x Revenue Loan Agreement
- 1.75x Revenue Loan Agreement

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Amy Crouse
- Justin Crouse

INVEST IN BOLDER BAND

Premium athletic headbands and apparel handmade in Colorado


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $200K goal
$100 min
INVEST
Wefunder Portal LLC

"Bolder Band started by solving a simple, but persistent problem for women: keeping your hair out of your face while you work out. So we handcrafted vibrant, comfortable headbands in different sizes—so women can choose what fit perfectly for them. And our customers loved it! In our first full year, 2014, we did over $3.2 million in sales. We've since introduced our winter apparel, wristlets, baseball tees and more. We're dedicated to giving you most comfortable, stylish workout you can imagine.



Amy Crouse
PRESIDENT, BOLDER BAND

Revenue Share

5% of net revenues | **1.5X** investment amount

Bolder Band will pay investors 5% of net revenues until 100% of your principal is returned plus 50% on top.

EARLY BIRD BONUS: 1.75X REVENUE SHARING
Investors who fund the first $200,000 of this fundraise will receive 100% of their principal and an additional 75% on top.

INVESTOR PERKS

$100+ Free Bolder Band of your choice

$500+ Early access to new products. First look at new colors, designs and products we create. Plus 2 $50 gift cards!

$1,000+ Exclusive $1K Bolder Band Backer custom T-shirt and custom Backer Bolder Band headband. Plus 3 - $50 Gift Cards

$2,500+ Boxed set of 25 Top Selling Bolder Bands of all Time and collaborate with Amy on a new fabric design and choose the name of the Bolder Band.

$5,000+ Collaborate with Amy on a custom band design for your favorite charity and Bolder Band will donate 100% of the profits of that Bolder Band® for that charity. (up to $5000)

$10,000+ 2 - 30 minute phone calls with Amy and JD where you can ask any question about how to grow your own brand and eCommerce business or pretty much anything else!

$25,000+ All inclusive Spa Day with Amy (for females only) at The Broadmoor You just pay for travel to Colorado Springs, CO. Plus a tour of our offices. Plus dinner at The Broadmoor.

OUR AMBITION

We've already conquered headbands, now were venturing into new verticals. In the last three months alone, we've launched over 4 new products, including our bestselling wristlets. Our plan is to continue bringing new apparel designs to market while focusing 90% on direct-to-consumer sales, and 10% on wholesale retailers. We currently have gross margins as high as 80% and just last year made $2.5 million in sales. We want to become the one-stop-shop for active women to get high-performance gear.

KEY FACTS

- 2015 sales: $2.5 million
- 60% gross margins
- 2014 winner of the Shopify Build-a-Business Contest
- Official headband of the Bolder Boulder 10K—one of the world's largest races

https://bbolder.com

RETAIL COMMUNITY ECOMMERCE FASHION HEALTH AND FITNESS

THE BUZZ ABOUT BOLDER BAND

I love that this company is women-owned, Colorado-based and all their products are made in the USA. The bands are high-quality and there are many styles and fabrics to choose from. They do what they promise as well. They stay in place and provide a little style while you are being active.

Vela Adventures Blog

I am a nurse at a busy Long Term Care facility. I was always having trouble with my hair being in my face and my headbands not staying put but thanks to my new Bolder Band I no longer have to mess with it. I absolutely love it. It really stays in place! I can't wait to buy more!

Randi Sollars
Customer

Like many people who have tried every other brand out there, when the Bolder Band company claimed it would stay put I thought "yeah, right." But I took a chance and am never buying headbands anywhere else ever again. I love my Bolder Bands!

Aja S.
Customer

This is seriously the only headband that has ever actually stayed on my head. I don't have to have a million clips in my hair and I also don't have to deal with sweat dripping in my eyes. I'll definitely be buying more!

Trista Y.
Customer

Love my headbands. I have been looking for something to stay in place for years. There is nothing more annoying than working out - or hiking - and having my hair in my face. These bands are beautiful and functional and stay in place!

Deborah G.
Customer

Product Review: Bolder Band Headbands

October 26, 2016

I have been following Bolder Bands for a while now, mainly because the founder, Amy, is a fellow entrepreneur from Colorado. I asked Amy to be a guest blogger for Vela to share with women how she has grown a company that started from her sewing

How E-Commerce Store, Bolder Band, Collected 7,200 Email Leads in 4 Days

October 26, 2016

Background Amy and JD Crouse started Bolder Band to bring stylish and functional workout headbands to active individuals everywhere. With no prior experience in e-commerce, Amy and JD have grown Bolder Band into a successful online brand in

Bolder Band: Your Hair Stays Put So You Don't Have To - Fit Life Pursuits

August 7, 2014

Guys just don't understand. There are so many more things that women deal with when being active. I'm not talking about finding the right sportsbra, I'm talking about our hair! One of the most frustrating things about working out and being active is that

What is a Bolder Band? - Cave Mamas

July 1, 2014

In the Fall of 2013, Amy and I were participating in an area wide "All Girl's WOD" at a local CrossFit box. It wasn't a competition, but rather a chance for women CrossFitters from the area to come together and WOD - no guys allowed!

Bolder Bands

June 5, 2014

I don't necessarily like to work out. But I do it. The thing is I have to be comfortable and I don't mind if I look good as well. I can be a bit particular about the shoes and clothes I wear not because I'm being high maintenance but because if I'm annoyed

Bolder Bands Founder Amy Crouse Is Keeping Hair Tamed With Creative New Headband Solution

May 14, 2014

Colorado founder of Bolder Bands, Amy Crouse, is making a bold new statement with a new type of headband that stays right where you want it during a workout or while running. Canon City, Colorado / ACCESSWIRE / May 13th, 2014 / Bolder Band

Bolder Band Headbands are Awesome! {and a Giveaway!}

December 3, 2013

Bolder Band headbands are awesome! I have a teal one, a pink one, and of course this black one that I wore in the San Antonio Rock n' Roll Half Marathon. They're right when they say their headbands stay put so you don't have to!

Powerful Gear for Powerful Women

Our headbands are dedicated to keeping your hair under control so you can let loose.

I'm a runner, cross-fitter, and mother-of-three: staying still isn't in my vocabulary. I started Bolder Band in 2013, designing and handmaking headbands for just me and my friends, but soon learned that active women everywhere had the same problem of unruly, uncomfortable hair. Bolder Band has since taken off—in 2014, we made $3.2 million in sales and won Shopify's Build-a-Business contest.







Hear from Our Customers

Our customers love us because our headbands stay put and look good.



"I love Bolder Band because it stays on my head no matter what I'm doing.

It doesn't move, soaks up my sweat, holds all my hair back and during the winter, it covers my ears and keeps everything warm during a run."

- Sarah
Runner, Crossfitter, Mother & More



*"**Bolder Band has been a really fun piece of my wardrobe.***

I get excited choosing out which band to match my t-shirt. It brings all the color right next to my face and that's where you want to bring attention.

- Mary
Runner, Stylist

In 2015, We made $2.5 Million in Sales

We've completely bootstrapped our way to millions of dollars in sales.

Since our launch three years ago, we've focused on improving our production margins, creating new designs, and bringing more apparel categories to market. We're now selling beanies, scarves, tank tops, wristlets, and more. With these product lines, we plan to hone in our marketing strategy to bolster margins and improve direct-to-consumer sales.

145,000	500,000
Total Customers	Facebook Fans

60%	20%	$26
Gross Margins	Customer Rentention	Average Transaction

We Have the Audience. Now, We Want to Explore New Products

In just the last three months, we've launched four new product lines.

We have the headbands down, now we want to conquer new apparel categories. That's why we've released our revamped winter products along with our wristlets—which has already proved to be a customer-favorite. Our team moves fast; we already have more product lines in the making.



Our Wristlet is a Bestseller

"I love my wristlet, I fit my card holder, phone, keys, along with a few other items. It's perfect! Thank you!"
- Heidi R., Customer

"Love my wristlet! It is the perfect size and very durable! Very pleased!"
- Jacinda S., Customer

10	22	1,113
weeks since launch	wristlet variations	wristlests sold already



THE TIE-BEHIND BAND

The band is made of the same fabric we use for our original headbands, so it is great at keeping the hair and sweat out of your face and eyes. The headband gives you a custom fit for any size head.



THE BOLDER BEANIE

This Beanie is made from our soft but not bulky navy mirco-fleece with the band made of our custom print Kaleidoscope spandex. The band keeps it snugly in place during all of your cold weather adventures.



THE BIGGER BAND SCARF

Get the warmth without the weight with our quick-dry, super stretch poly/microfleece fabric in grey fleece trimmed with our custom spandex so it can stay snug around your nose or head in colder temperatures.

Our Journey So Far

We're focusing on developing new products to capture new customers.

September 2013



Bolder Band Officially Launches

On September 13, 2014 we launched our official site www.bbolder.com after selling Bolder Bands locally to my friends at the gym and at coffee shops.

January 2014



Our First Wholesale Customer

We opened our first wholesale account in January of 2014 with a boutique in our hometown, Canon City. We have since focused on partnering with small businesses like yoga studios, gyms and boutiques.

July 2014



Winner of the Shopify Build-a-Business Contest

We were the highest grossing first year store on the Shopify platform in the fashion and apparel category. This was ahuge honor. We were flown to NYC and were mentored by the Daymond John. We also got to meet Tim Ferris, Gary Vaynerchuk and Selita Ebanks.

October 2014



Launched Our First Winter Line

We expanded our product line and Launched Colder Bands. This was the beginning of our Colder Wear products which have proven to be best sellers.

February 2015


BOLDER Band
BOLDERBOULDER

Official Sponsor of the Bolder Boulder 10K

We Announced our sponsorship of the famous Colorado 10K and became the Official Headband of Bolder Boulder. We attend the race and every year for Memorial Weekend and show our support ofthis great event.

May 2015


500,000 STRONG

500,000 Facebook Fans

February 2016


RUN this TOWN

Launched Athletic Tops

We design and print our own tanks with fun and inspirational sayings in the winter of 2016.

August 2016



Launched Wristlets

We launched our custom design wristlets in August of 2016. The wristlets have been a great seller and have proven again that we have great versatility and can bring a great product to market.

October 2016



Launched Tie-Behind Bands & Updated Winter Line

Again showing that we havelistened to our audience and thatcontinue to innovate, we launchedTie Behind Bands. These bandsare a big hit with young athletes!

Summer 2017

Launch Our First Cosmetic Product

Winter 2017

Launch 2 More Cosmetic Products.

Fall 2018

Launch of new line of active wear to street wear apparel through acquisition or JV.

Let's Do This Together

We want you to join us for the ride.


mama

In the summer of 2013, I began my quest to solve a personal problem of not being able to keep a headband on my head. I am a Colorado native that enjoys Cross Fit® and running. However, I could never seem to find the right thing to hold my hair back. At that time, I had no idea so many other people shared my frustration. I started my business from my dining room table with a dusty old sewing machine and a dream to work from home. The more I told my story, the more I realized my problem was not unique. When word began to spread about our "Guaranteed to Stay Put so You Don't Have To" motto, we built trust and repoire with our customers. Not only did our guarantee strike a nerve with skeptics, our message of empowering all people to be active and to be the most bold, beautiful version of themselves helped us start a movement and create a tribe of people that share our philosophy.

As a wife and a mom of three amazing kids, I have been fortunate to live the "American Dream". When I started my business, I had no idea that just over three years later, we would have sold several hundred thousand Bolder Bands® not only all over the United States but into other parts of the world. We also have built an amazing team. All of our bands are made in our small Colorado hometown by an incredible team of dedicated professionals committed to producing the highest quality products possible. We can take a product from concept to creation faster than our competitors since we source domestically and produce locally. This sets us apart, allowing us to bring the newest and best designs to market quickly.

We would be honored for you to partner with us as we to continue to build an activewear brand that inspires people everywhere to be the Bold, Beautiful You!



Amy Crouse


BOLDERBand
LOVE

MEET THE FOUNDERS



Amy Crouse

President

A Colorado native and cross fitting/running mom of three , Amy was in the top 1% income earners in direct sales company Arbonne International and has a degree in elementary education.



Justin Crouse

Vice President

Marketing and social media expert with a background in commercial real estate investing and loan investing. Little known fact: JD was a National finals rodeo qualifier in two events in 2000.

DETAILS

What is Bolder Band?

– COLLAPSE ALL

Bolder Band started as a better headband and is now a movement. We exist to encourage you to be the most Bold and Beautiful version of yourself regardless of your level of fitness.

How did Bolder Band start?

Our first product was the Bolder Band, and it was born out of frustration and the need to solve a genuine problem. Our founder, Amy Crouse, loves Crossfit® and running, but she couldn't get a headband to stay on her head. She came home from the BoulderBOULDER Memorial Day 10K in 2013 feeling inspired to design a headband to solve her problem. At first, she gave her newly made headbands away to friends and family, and then after seeing a genuine demand, decided to start selling them and then launched www.BBolder.com on September 12, 2013, and, as they say, the rest is history!

What makes the actual headband unique?

It may seem trivial, but there are many women like Amy who can't find a headband that will stay on their head while they're working out, running or going through their everyday life. The problem is that headbands are typically one-size-fits-all. We solved that by offering our original headband in three sizes—we were the first ones to do it.

We also use a high-quality fabric: we tested several different weights and blends before arriving at the final fabric that makes up our product. In terms of design, our headband isn't sewn all the way around so you can wear it folded under and as narrow as two inches wide or as wide as five inches so it's becomes six headbands in one.

What else sets Bolder Band apart?

We were the first company to guarantee that if your headband does not stay on your head, we'll buy it back. If you wear them down on your hairline like we recommend, we can guarantee that they're going to stay put. If they don't, we give you your money back. We're very proud of the fact that our return rate is less than 0.01%, and we've sold several hundred thousand headbands!

The vast majority of our designs are copyrighted exclusively for Bolder Band.

We pride ourselves in our customer service—if you pick up the phone at 7:45 Mountain time in the morning until 5:00pm, you can find us. We're live on chat during busy times every single day of the week except Sundays. We are accessible on social media - we have 100% response rate on Facebook. If you have a problem, we will do our best to fix it. We have repeat buyers, our evangelists, and we try to take care of our them the way that we would like to be taken care of.

How do you produce your headbands?

About 70% of our designs are copyrighted and exclusive designs for us. Amy collaborates with our designers and comes up with fabric designs that we print domestically. It allows us to have fresh, creative patterns and designs on our fabrics. We're proud of the fact that everything's made right here in Colorado. Everything is printed, dyed, cut and sewn in the States.

What's next for your business and why are you raising money now?

We have been working on formulating our own custom lip balm for the last 7 months. We need $250K in investment capital so we can finish the build-out of our product line and grow it.

We also want to make strategic acquisitions and/or joint ventures with companies who design and manufacture products that our customers will buy.

Recently we launched Bolder Wristlets that are doing well. There's a huge market in collegiate and NFL licensing with this product. We're just beginning to navigate this category, and we think we have a unique positioning with it. Additional capital will allow us to pursue licenses and develop a new e-commerce channel for this line of products.

Who are your competitors?

Nike, Under Armour and Lululemon are the obvious brands that sell headbands and active wear. We pay attention to them but they've got a very different distribution model from ours and headbands are just an accessory for them. We can get a new design to market faster than they can as our supply chain is very short and our distribution is primarily direct-to-consumer. There are a few smaller competitors, like Junk Brands, Bondi Band, Hippie Runner.

What's been your biggest challenge?

Keeping up with demand in manufacturing was the biggest challenge, followed by hiring staff to fulfill and thirdly our wholesale channel. We've sold approximately $650,000 wholesale in about two and a half years, and we'll continue to sell to existing wholesalers, however we have learned that you have very little control of your brand messaging and customer experience when you're selling through resellers. So we are going to re-focus on our direct to consumer channel, as that's where 90% of our sales have come from and make sure that our customers are over-the-top happy.

It's also really distracting to manage a wholesale channel business along with the direct business. Given our margins and that there's enough growth left in the direct-to-consumer side, we're going to focus on that primarily. If and when new wholesale distribution opportunities come up, we will be opportunistic about that, but our main focus is not there.

Tell us about the team.

JD Crouse:

"I have worked in banking and have 15 years of experience with commercial real estate and commercial real estate loan investing. I was the EVP of Properties at the Professional Rodeo Cowboys Association where I led an $18MM division that handled all national sponsorship, licensing and television contracts. I also founded a marketing company that served small businesses and destination tourist attractions in Colorado by specializing in social media and local search. Then Amy and I were wanting to do something together, and the Lord brought us Bolder Band."

Amy Crouse:

"Amy leads all of the new product design, and testing and is the creative force behind Bolder Band. She is also an amazing servant leader. She was one of the top 1% income earners in a direct sales company called Arbonne International. She has a degree in elementary education, and has dabbled in everything from teaching to retail, real estate to direct sales. Besides being the biggest cheerleader to our three kids, her passion is encouraging people to be active and to help make the busy mom's life just a little bit easier."

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO BOLDER BAND

1. The Company's operations may be unprofitable, and may result in the total loss of investment.

While the Company believes in good faith that its business plans have a reasonable chance of success, the operations of the Company are ultimately speculative and involve the possibility of a total loss of investment, due to any number of considerations. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment.

2. The apparel industry is highly competitive.

The apparel industry is highly competitive with a large and ever-increasing number of products competing for a limited market. While the Company believes in good faith that its products have been, are, and will continue to be in demand, existing or future competitors could possibly produce and market products comparable or superior to those of the Company, or be more effective at manufacturing, marketing, sales, service or implementation. Any ecommerce and manufacturing entity may have technology and/or supply chain issues such as website downtime, website cart functionality, manufacturing delays, labor issues or a port strike. Such a scenario may have a material adverse effect on the Company's business, results of operations, and ability to manufacture and market products, and thus upon the Company's financial condition.

3. The success of the Company is highly dependent upon the ability of its President and management team, to attract and retain qualified managers and other personnel in a competitive environment.

Growth of the Company will require the recruitment, retention, and integration of additional highly qualified individuals. Even if such personnel can be hired, the projected growth in staff could present further management risks. The market for qualified personnel is highly competitive and there can be no assurances that any critical positions can be filled on a timely basis.

4. The Company's revenue model may be impaired or change.

The Company's success depends mainly on its ability to receive revenue as earnings from the Company's sale of products that meet the needs of its target consumer. The Company may not receive revenue if it is not able to successfully generate sales. Also, the Company may generate earnings but retain some or all of the earnings for growth and development of its business and, accordingly, not generate a profit. If the Company does not generate revenue or profit, its business, financial condition, and operating results will be materially adversely affected.

5. The Company intends to use a significant portion of the proceeds from the Offering for unspecified working capital.

The Offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for it (focused on sales and marketing, product development and acquisitions) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that Investors could evaluate. Such portion of the proceeds from this Offering will be used for the purposes that the Company's management deems to be in its best interests in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgment with respect to application and allocation of such portion of the proceeds of this Offering. The Company may choose to use the proceeds in a manner that Investors do not agree with, and Investors may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and thus cause the Company, and ultimately an Investor to lose all or a portion of his or her investment.

6. The Company has a small team, and the loss of key team members, and especially the loss or death of the founder Amy Crouse, could harm the Company's ability to implement their plans.

The Company could be harmed in the event of the death or disability of founder Amy Crouse. Likewise, key team members could leave or become unable to serve, decreasing the Company's ability to achieve its goals. The Company also leverages the global talent pool and political risks, natural disasters, communication outages and other factors can make team members unavailable or otherwise impact our ability to keep operating at current efficiency. The Company may need more money. The Company might not be successful in investing in products that generate revenue and profits, in which case the Company might need to reduce sales & marketing, development, or other expenses. Were revenue to decrease, further cuts would be needed, and hurt the Company's ability to meet its goals. Even if the Company raises this entire round successfully, we may need to raise more capital in the future in order to continue. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less, because of the terms of future investment rounds. The Company may not become profitable, nor be sold for amounts able to recoup this investment. The market for consumer products companies is not predictable. While we may be able to sell the company for its brand value, customer list, vendor relationships, team, or other factors, there's no guarantee that it can be sold, nor that it will become profitable. Even if those do occur, there's no guarantee that investor returns will be positive.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Bolder Band is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

Join **80,816** investors who funded **144** startups with over **$28.5 million**

Via Reg Crowdfunding & Reg D.

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP


As Featured In

JD Crouse

Principal at Bolder Band®

Colorado Springs, Colorado Area | Retail

Current: Bolder Band Headbands

Previous: Loan Cowboys, LLC, Crouse Real Estate Investments, Stickman Simple Marketing

Education: Southwestern Oklahoma State University

Send JD InMail

500+ connections

https://www.linkedin.com/in/jdcrouse

Contact Info

Background

Experience

Co-owner
Bolder Band Headbands

August 2013 – Present (3 years 4 months) | 729 Main Street, Canon City, CO 81212

Strategic marketing, brand building, wholesale & direct to consumer channel development & licensing.

Exercise and running headbands for women t...

Principal
Loan Cowboys, LLC

May 2009 – August 2014 (5 years 4 months) | Colorado Springs, Colorado Area

We invest in performing and non-performing loans secured by Commercial Real Estate and fee-simple Commercial Real Estate in Colorado.

1 recommendation

Bernard "Bernie" Benyak
Senior Tax Manager and Certified Financial Planner at Stockman Kast Ryan + Company, LLP

I have worked with JD for several years now and have always found him to be a hard-working person of high integrity. He is detail-oriented and meticulous in his business dealings. I would highly recommend JD and am very happy to call him a... View↓

Owner/Manager
Crouse Real Estate Investments

May 1998 – August 2014 (16 years 4 months) | Colorado Springs, Colorado Area

Own, manage and develop Commercial Real Estate – income producing properties.

Principal
Stickman Simple Marketing

December 2010 – August 2013 (2 years 9 months)

"We specialize in helping businesses harness the power of social media & mobile marketing to create a 'heartbeat' on-line"

CEO

Loan Investing Blueprint

September 2010 – August 2013 (3 years) | Colorado Springs, Colorado Area

I provide commercial real estate investment training focused on single asset, whole loan investments purchased at "sleep well at night" prices to US based real estate investors.

▾ 9 recommendations, including:



Lonnie Parsons
Carribean Sailor & Scuba Diver at Adve...

I worked with JD on several commercial real estate projects. JD is knowledgeable and has a keen eye for finding and... View↓



Michael Simpson - Director, Visiting Angels
Taking care of seniors in the West Valley...

I have had the pleasure of working with JD on several large commercial real estate transactions and have appreciated his... View↓

7 more recommendations↓


loan investing
BLUEPRINT

Loan Investing Blueprint - Inside Successful ...

Distressed Pro Interveiw on Note Investing

VP, Loan Sales

Benewolf, LLC

2006 – 2008 (2 years)

Worked with lenders in the disposition of Commercial Real Estate backed whole loans and loan portfolios. Also assisted investor buyers in the due diligence and acquisition of those CRE backed loans. Sellers included, small community banks, regional banks, and large banks as well as hedge funds and special services. Buyers included individual investors, institutional investors (private equity and hedge funds), and banks.

Executive Vice President, Properties

Professional Rodeo Cowboys Association

January 2005 – February 2006 (1 year 2 months)

Negotiated & executed 6 and 7 figure sponsorship relationships with large and small brands. Deliverables included television, print, interactive and on-site. Managed a $21MM budget.

Business Development

Pfizer

May 1997 – December 1997 (8 months)

Developed the market for a new product release into veterinarians.

Business Development

Koll Dove

January 1994 – March 1995 (1 year 3 months) | Oklahoma City, Oklahoma Area

Business Development for 12 states. Worked with bank CEO's, Chief Credit Officers and workout departments. Handled due diligence activities on loan files for consumer non-performing assets which were sold in a sealed-bid process.

Business Development

Commercial Financial Services

May 1993 – January 1994 (9 months) | Oklahoma City, Oklahoma Area

Developed relationships with banks in several states. Negotiated to buy non-performing and charge off consumer loans.

Summary

I enjoy using my background in Commercial Real Estate Investing, Loan Investing, and owning and running a Marketing Consulting Company to bring business owners and conservative real estate investors a significant Return On THEIR Investment.

This is done in a few different ways:
1) Investing in safe, easy to understand Commercial Real Estate backed whole loans at: www.LoanInvestingBlueprint.com
2) Developing a marketing strategy and tactical plan for business owners to attract their Ideal Target Buyer & tell their Story through the best & most effective medium(s) available today.
3) Executing a Sales Strategy that builds relationships and brings business IN THE DOOR QUICKLY

Skills

Top Skills

- E-commerce
- 44 Commercial Real Estate
- 44 Investment Properties
- 37 Marketing
- 32 Real Estate Transactions
- 29 Social Media Marketing
- 26 Business Development
- 20 Investments
- 17 Finance
- 17 Mobile Marketing



JD also knows about...

- 16 Real Estate Financing
- 10 Investors
- 9 Small Business
- 8 Public Speaking
- 8 Disposition
- 7 Banking
- 7 Due Diligence
- 5 Loans
- 5 Portfolio Management
- 5 Mergers & Acquisitions
- 5 Location Intelligence
- 5 Real Estate Development
- 4 Facebook
- 4 Sponsorship
- 4 Real Estate Economics

See 23+ ›

Education

Southwestern Oklahoma State University
Bachelor of Science (B.S.), Finance, General
1988 – 1992

Additional Info

- **Interests**

e-Commerce, aggregate sales, real estate training, real estate investing, youth, mobile marketing, social marketing, text marketing, small business marketing, facebook, sms, real estate marketing

- **Personal Details**

Birthday May 12

Honors & Awards

Additional Honors & Awards

National Finals Rodeo Qualifier in two events in 2000

Organizations

Additional Organizations

Boys and Girls Club board member

Volunteer Experience & Causes

Board Member
Boys & Girls Clubs of America
January 2012 – January 2013 (1 year 1 month) | Children

A fantastic opportunity to be involved with a great organization that pours out to kids with love & real life tools to help them better themselves & become more productive members of our society.

Recommendations

Received (10) Given (7)

Principal
Loan Cowboys, LLC

Bernard "Bernie" Benyak
Senior Tax Manager and Certified Financial Planner at Stockman Kast Ryan + Company, LLP

"I have worked with JD for several years now and have always found him to be a hard-working person of high integrity. He is detail-oriented and meticulous in his business dealings. I would highly recommend JD and am very happy to call him a business associate and friend.

February 7, 2013, Bernard "Bernie" was a consultant or contractor to JD at Loan Cowboys, LLC

CEO
Loan Investing Blueprint



Lonnie Parsons
Carribean Sailor & Scuba Diver at Adventurer @ Sea

"I worked with JD on several commercial real estate projects. JD is knowledgeable and has a keen eye for finding and developing investment real estate. Lonnie Parsons

February 25, 2013, Lonnie was a consultant or contractor to JD at Loan Investing Blueprint



Michael Simpson - Director, Visiting Angels
Taking care of seniors in the West Valley and providing peace of mind for their families.

"I have had the pleasure of working with JD on several large commercial real estate transactions and have appreciated his keen eye for details, his attention and understanding of financial proformas which has led to his successful career as a real estate investor. He is constantly thinking about ways in which a deal will or will not work but will not sacrifice his... **more**

February 25, 2013, Michael was with another company when working with JD at Loan Investing Blueprint

Ty Shepard
Owner, Shepard Commercial Property LLC

"I recommend J.D. Crouse for commercial real estate deals and loan investing. His creativity is top notch and can always come up with a different way at analyzing a deal. I have partnered with JD on many ventures and have always had success. No venture too small or big for JD. He has a wealth of knowledge as he has researched many variables to real estate and marketing.

February 15, 2013, Ty was with another company when working with JD at Loan Investing Blueprint

Cyd Crouse
COO, Gaiam Brands

"JD is passionate about finance and personal financial growth.
He loves sharing his knowledge with others.

He is also a pretty decent brother. :)

Cyd

February 13, 2013, Cyd worked directly with JD at Loan Investing Blueprint

See More

Groups



Real Estate Network ...
30,275 members
+ Join



Social Media Comme...
9,844 members
+ Join

I ♥ stripe

Stripe Aficionados
87 members
+ Join

CRE

Digital Commercial R...
1,176 members
+ Join

retail

Retail Industry Profe...
158,551 members
+ Join

CRE PROFESSIONAL INVESTOR Jointer.co

Commercial Real Est...
23,045 members
+ Join

LISTEDBy

ListedBy.com - Onlin...
28,464 members
+ Join

See 35 more >